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                                                           EXHIBIT 99.2

                       CONSENT OF NEEDHAM & COMPANY, INC.

      We hereby consent to the inclusion in the Proxy Statement of Excalibur Technologies Corporation and Prospectus of Convera Corporation ("Proxy Statement/Prospectus") forming part of this Registration Statement on Form S-4 of our opinion dated June 30, 2000 to the Board of Directors of Excalibur Technologies Corporation attached as Appendix B to the Proxy Statement/Prospectus and to the references to our opinion under the captions "Summary--Opinion of Excalibur's Financial Advisor" and "The Combination--Background of the Combination," "--Our Reasons for the Combination; Recommendation of Our Board," and "--Opinion of Excalibur's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                             NEEDHAM & COMPANY, INC.

November 15, 2000